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                                                                      EXH 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement of D.I.Y. Home Warehouse, Inc. on Form S-8 (File No. 33-87020) of our report, dated February 16, 2000, on our audits of the Financial Statements of D.I.Y. Home Warehouse, Inc. as of January 1, 2000 and January 2, 1999 and for each of the three years in the period ended January 1, 2000, which report is included in
Exhibit 13.1 of this Form 10-K.


/s/ PricewaterhouseCoopers, LLP


Cleveland, Ohio
March 29, 2000